UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 7, 2008
PROGRESSIVE GAMING INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA (State or Other Jurisdiction of Incorporation)	000-22752 (Commission File Number)	88-0218876 (I.R.S. Employer Identification No.)
920 Pilot Road
 Las Vegas, Nevada 89119
 (Address of Principal Executive Offices)
 (702) 896-3890
 (Registrants telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.04   Triggering Events That Accelerate or Increase a Direct Financial Obligation

Progressive Gaming International Corporation (the "Company") received a Notice of Acceleration and Demand for Payment under Credit Agreement (the “Notice”) as a consequence of current defaults under that certain Credit Agreement dated August 4, 2008 by and among the Company, the subsidiaries of the Company included as Guarantors thereto and Private Equity Management Group Financial Corporation (“PEM”), as amended from time to time (the “Credit Agreement”).   The Notice demands payment of all obligations in the amount of $16,788,597.97 including accrued and unpaid interest and fees, by November 14, 2008

On November 17, 2008, the Company and PEM executed a letter whereby PEM has agreed to forbear from exercising any of PEM’s rights and remedies under the Credit Agreement in regards to the Notice, from day to day, until November 21, 2008 while the Company works on strategic alternatives, including a potential sale of the Company. The letter also indicates that PEM may also terminate the forbearance at their sole discretion at any time upon written notice to the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation
	By:	/s/ HEATHER A. ROLLO
Date: November 13, 2008		Heather A. Rollo
Executive Vice President, Chief Financial Officer and Treasurer